AMENDED SCHEDULE A

TO

ADMINISTRATIVE SERVICES AGREEMENT

HERITAGE CAPITAL APPRECIATION TRUST

HERITAGE GROWTH AND INCOME TRUST

HERITAGE INCOME TRUST

HERITAGE SERIES TRUST

The following classes of each Series of the above-reference Trusts currently are subject to this Agreement:

Heritage Capital Appreciation Trust
Class A
Class B
Class C
Class I
Class R3
Class R5
Heritage Growth and Income Trust
Class A
Class B
Class C
Class I
Class R3
Class R5

Heritage Income Trust
High Yield Bond Fund
Class A
Class B
Class C
Heritage Series Trust
Diversified Growth Fund
Class A
Class B
Class C
Class I
Class R3
Class R5
Small Cap Stock Fund
Class A
Class B
Class C
Class I
Class R3
Class R5

Mid Cap Stock Fund
Class A
Class B
Class C
Class I
Class R3
Class R5
International Equity Fund
Class A
Class B
Class C
Class I
Class R3
Class R5
Core Equity Fund
Class A
Class C
Class I
Class R3
Class R5

Eagle Small Cap Core Value Fund
Class A
Class C
Class I
Class R3
Class R5

Date: September 12, 2008